AXM Pharma Appoints Experienced Executives to Board of Directors

CFO of Nasdaq-listed Company to Serve as Chairman of Audit Committee

CITY OF INDUSTRY, Calif., Mar 09, 2006 (BUSINESS WIRE) -- AXM Pharma, Inc. (AMEX: AXJ), (the "Company") a manufacturer of proprietary and generic pharmaceutical and nutraceutical products for the Chinese and other Asian markets, announced today that it has elected Elliot M. Maza and Wenzhou Zhang to serve as independent directors of the Company.  Elliot M. Maza, who is currently Chief Financial Officer of Emisphere Technologies, Inc. (NASDAQ: EMIS), a biopharmaceutical company, will also serve as the Chairman of the Audit Committee.

During his career, Mr. Maza has held distinguished positions in the areas of finance and law. While at Emisphere, he has successfully restructured the company’s indebtedness, helped the company raise capital and implemented Section 404 under the Sarbases-Oxley Act. Since December 2004, he has also served as a member of the Board of Directors and chairman of the audit committee of Tapestry Pharmaceuticals Inc. (NASDAQ: TPPH).  Previously, he was a Partner at Ernst and Young LLP and a Vice President at Goldman Sachs, JP. Morgan Securities and BT Securities Corporation. Mr. Maza previously practiced law at Sullivan and Cromwell LLP.  He received his J.D. degree from the University of Pennsylvania Law School in 1985 and his C.P.A. from the State of New Jersey in 1981

Mr. Zhang has 38 years of pharmaceutical industry experience and management experience in China.  For the past 10 years, he has served as a Vice Official to the State Food and Drug Administration and the State Drug Administration in China.  Previous to that time, Mr. Zhang served as the Secretary of Chongqing Municipality, the Chairman of the Chongqing Economic Reform Committee, an official of Chongqing Drug Administration, and as a General Manager of Chongqing Pharmaceutical Factory.

“We are pleased to attract two such seasoned executives to our board of directors,” said Wang Weishi, AXM’s Chief Executive Officer. “We have recently made significant progress in capital-raising activities, and believe that Elliot and Wenzhou will play a key role in helping us move the Company forward so that we can capitalize on the significant opportunities in the Chinese and other Asian markets to manufacturer our proprietary and generic pharmaceutical and nutraceutical products.”

About AXM Pharma, Inc.

AXM Pharma, Inc., through its wholly owned subsidiary, AXM Pharma Shenyang, Inc. ("AXM Shenyang"), is a manufacturer of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. AXM Shenyang is located in the City of Shenyang, in the Province of Liaoning, China. AXM Shenyang has an operating history of approximately 10 years. For additional information on AXM Pharma Inc., please visit http://www.axmpharma.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law, including the statements regarding the Company's opportunities for future growth. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, obtaining regulatory approvals to market the Company's products, the uncertainties associated with distributing products in a developing country such as China, the availability of cash to meet near term requirements as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices. With respect to AXM, except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, AXM's extremely limited operating history, uncertainties related to the Company's access to additional capital, competition and dependence on key management.

Contact:

CEOcast, Inc. for AXM Pharma

Daniel Schustack, 212-732-4300